SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 1, 2011
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
WI
(State or Other Jurisdiction of Incorporation)

001-34955	39-1726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of August 1, 2011, Anchor Bank fsb (the “Bank”), a wholly owned subsidiary of the Registrant, renewed the employment agreement between the Bank and Martha Hayes for an additional one-year period through July 31, 2012. The other terms and conditions of the employment agreement remain unchanged. Under the terms of the employment agreement, Ms. Hayes serves the Bank as its Chief Risk Officer, reporting directly to the Bank’s President and Chief Executive Officer. Her salary is $432,000 per year, and she is entitled to the benefits provided to employees with a similar job title and job classification and is eligible to receive such other benefits including stock options and restricted stock as is authorized and approved by the Board. If Ms. Hayes voluntarily resigns, she is required to provide the Bank with thirty (30) days advance written notice. If she resigns or is terminated for any reason, her salary may be continued for a period of up to an additional thirty (30) days if during that period she assists the Bank in the winding up and transitioning of her duties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.
Date: August 26, 2011	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel